(h)(iii)(C)                                              Dated: December 1, 1995
                                                       Amended: January 30, 2001

                                    FORM OF
                                  SCHEDULE A
                                    TO THE
                         SUB-ADMINISTRATION AGREEMENT
                                    BETWEEN
                    BISYS FUND SERVICES LIMITED PARTNERSHIP
                                      AND
                               FIFTH THIRD BANK


Name of Fund
------------

Fifth Third Government Money Market Fund
Fifth Third Prime Money Market Fund
Fifth Third U.S. Treasury Money Market Fund
Fifth Third U.S. Government Securities Fund
Fifth Third Quality Bond Fund
Fifth Third Ohio Tax Free Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Fund
Fifth Third Balanced Fund
Fifth Third International Equity Fund
Fifth Third Equity Income Fund
Fifth Third Bond Fund for Income
Fifth Third Municipal Bond Fund
Fifth Third Pinnacle Fund
Fifth Third Tax Exempt Money Market Fund
Fifth Third Technology Fund
Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Strategic Income Fund
Fifth Third Worldwide Fund
Fifth Third Multicap Value Fund
Fifth Third Microcap Value Fund


FIFTH THIRD FUNDS                  BISYS FUND SERVICES
                                   LIMITED PARTNERSHIP
                                   By: BISYS Fund Services, Inc.,
                                       General Partner

By:                                By:
   ---------------------------        --------------------------------
Name: Jeffrey Cusick               Name: Mark Dillon
Title: Vice President              Title: Executive Vice President